Exhibit 99.1
ENDO REPORTS SECOND-QUARTER 2020 FINANCIAL RESULTS
— Revenues decreased 2% to $688 million compared to prior year —
— On July 6, 2020, U.S. FDA approved Qwo™ (collagenase clostridium histolyticum-aaes), the first injectable treatment for cellulite —
DUBLIN, August 5, 2020 -- Endo International plc (NASDAQ: ENDP) today reported financial results for the second quarter ended June 30, 2020.
“I’m proud of what our team delivered in the second quarter. Our Branded Pharmaceuticals segment performed better than previously guided as COVID-19 related restrictions and physician office closures began easing throughout the quarter. Additionally, our Sterile Injectables segment delivered strong revenue growth versus prior year as customers built significant inventory levels of products used to treat certain COVID-19 patients,” said Blaise Coleman, President and Chief Executive Officer at Endo. “I want to thank our team members for their tireless work and dedication to meeting our customers’ needs in a challenging environment.”
Mr. Coleman continued, “With the recent FDA approval of QWO and Endo’s impending entry into the US medical aesthetics market, we are ready to embark on the next phase of our transformation. We have evolved our strategic priorities to focus on expanding and enhancing our portfolio of life-enhancing products while accelerating new ways to better serve our customers and to improve productivity. We look forward to executing against these priorities as we seek to realize Endo’s full potential.”
SECOND-QUARTER FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019 (1)	Change	2020	2019 (1)	Change
Total Revenues, Net	$687,588	$699,727	(2)%	$1,507,993	$1,420,138	6%
Reported Income (Loss) from Continuing Operations	$17,610	$(98,052)	NM	$175,191	$(110,664)	NM
Reported Diluted Weighted Average Shares	233,681	226,221	3%	233,348	225,408	4%
Reported Diluted Net Income (Loss) per Share from Continuing Operations	$0.08	$(0.43)	NM	$0.75	$(0.49)	NM
Reported Net Income (Loss)	$10,558	$(106,005)	NM	$140,488	$(124,578)	NM
Adjusted Income from Continuing Operations	$151,700	$139,388	9%	$372,100	$278,161	34%
Adjusted Diluted Weighted Average Shares (2)	233,681	232,713	—%	233,348	232,174	1%
Adjusted Diluted Net Income per Share from Continuing Operations	$0.65	$0.60	8%	$1.59	$1.20	33%
Adjusted EBITDA	$336,481	$326,084	3%	$757,607	$677,180	12%
__________
(1)Certain prior period adjusted amounts have been revised as a result of a change in the Company’s definition of its adjusted financial metrics. Refer to the “Supplemental Financial Information” section below for additional discussion.

(2)Reported Diluted Net Income (Loss) per Share from continuing operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
CONSOLIDATED RESULTS
Total revenues were $688 million in second-quarter 2020, a decrease of 2% compared to $700 million during the same period in 2019. This result was primarily attributable to decreased Branded Pharmaceuticals segment revenues due to reduced physician office activity and patient office visits compared to prior year because of the COVID-19 pandemic. This decrease was largely offset by an increase in Sterile Injectables segment revenues due to significant channel inventory stocking of products used to treat certain patients infected with COVID-19.
Reported income from continuing operations in second-quarter 2020 was $18 million compared to reported loss from continuing operations of $98 million during the same period in 2019. This result was primarily attributable to lower asset impairment charges. Reported diluted net income per share from continuing operations in second-quarter 2020 was $0.08 compared to reported diluted net loss per share from continuing operations of $0.43 in second-quarter 2019.
Adjusted income from continuing operations in second-quarter 2020 was $152 million compared to $139 million in second-quarter 2019. This increase was primarily attributable to lower second-quarter 2020 operating expenses. Adjusted diluted net income per share from continuing operations in second-quarter 2020 was $0.65 compared to $0.60 in second-quarter 2019.
BRANDED PHARMACEUTICALS SEGMENT
Second-quarter 2020 Branded Pharmaceuticals segment revenues were $130 million, a decrease of 38% compared to $209 million during second-quarter 2019. This decrease was primarily attributable to reduced volumes caused by the COVID-19 pandemic.
Specialty Products revenues decreased 45% to $69 million in second-quarter 2020 compared to $124 million in second-quarter 2019, with sales of XIAFLEX® decreasing 55% to $34 million compared to $75 million in second-quarter 2019. This decrease was primarily a result of physician office closures and a decline in patients electing to be treated because of the COVID-19 pandemic. Established Products revenues decreased 28% to $61 million in second-quarter 2020 compared to $85 million in second-quarter 2019 due to competitive pressures and a temporary product supply disruption, which has been resolved.
On July 6, 2020, the U.S. Food and Drug Administration (FDA) approved QWO (collagenase clostridium histolyticum-aaes) for the treatment of moderate to severe cellulite in the buttocks of adult women. QWO is the first FDA-approved injectable treatment for cellulite and is expected to be available throughout the United States beginning in spring 2021.
STERILE INJECTABLES SEGMENT
Second-quarter 2020 Sterile Injectables segment revenues were $319 million, an increase of 31% compared to $244 million during second-quarter 2019. This increase was primarily driven by significant channel inventory stocking of VASOSTRICT® in anticipation of treating vasodilatory shock in patients infected with COVID-19.
GENERIC PHARMACEUTICALS SEGMENT
Second-quarter 2020 Generic Pharmaceuticals segment revenues were $216 million, a decrease of 1% compared to $218 million during second-quarter 2019. This decrease was primarily attributable to continued competitive pressures on certain key products, which were partially offset by recent product launches.

INTERNATIONAL PHARMACEUTICALS SEGMENT
Second-quarter 2020 International Pharmaceuticals segment revenues decreased 20% to $23 million compared to $29 million during second-quarter 2019.
THIRD-QUARTER AND FULL YEAR 2020 GUIDANCE
Endo is providing financial guidance for third-quarter and full year 2020. The third-quarter financial guidance reflects the anticipated unfavorable impact of new competitive events in Endo’s Generic Pharmaceuticals segment and significant VASOSTRICT channel destocking. The outlook ranges below also reflect a number of other assumptions that are subject to change including, among other things, uncertainties related to the COVID-19 pandemic and the Company’s expectation of a return to more normalized customer purchasing patterns during the fourth quarter 2020. The Company estimates:

	Third-Quarter 2020	Full Year 2020
Total Revenues, Net	$515M to $550M	$2.60B to $2.70B
Adjusted EBITDA	$175M to $200M	$1.19B to $1.23B
Adjusted Diluted Net Income per Share from Continuing Operations	$0.08 to $0.13	$2.00 to $2.15
Adjusted Gross Margin	~64.0% to ~65.0%	~66.5% to ~67.0%
Adjusted Operating Expenses as a Percentage of Total Revenues, Net	~34.0%	~25.0% to ~25.5%
Adjusted Interest Expense	~$140M	~$530M to ~$535M
Adjusted Effective Tax Rate	~7.5% to ~8.5%	~14.0% to ~15.0%
Adjusted Diluted Weighted Average Shares	~234M	~234M
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of June 30, 2020, the Company had approximately $1.8 billion in unrestricted cash; $8.3 billion of debt; and a net debt to adjusted EBITDA ratio of 4.5.
Second-quarter 2020 cash provided by operating activities was $304 million, compared to $177 million of net cash provided by operating activities during second-quarter 2019.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release tomorrow at 7:00 a.m. EDT. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 2058864. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from August 6, 2020 at 10:00 a.m. ET until 10:00 a.m. ET on August 13, 2020 by dialing U.S./Canada (855) 859-2056, International (404) 537-3406, and entering the passcode 2058864.
A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total revenues, net for the three and six months ended June 30, 2020 and 2019 (dollars in thousands):

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2020	2019		2020	2019
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$33,783	$74,855	(55)%	$122,855	$143,362	(14)%
SUPPRELIN® LA	15,395	23,714	(35)%	35,115	45,770	(23)%
Other Specialty (1)	19,566	25,524	(23)%	45,071	49,927	(10)%
Total Specialty Products	$68,744	$124,093	(45)%	$203,041	$239,059	(15)%
Established Products:
PERCOCET®	$27,578	$28,878	(5)%	$55,281	$59,638	(7)%
LIDODERM®	7,056	9,051	(22)%	14,279	17,120	(17)%
EDEX®	6,604	7,662	(14)%	15,172	13,633	11%
Other Established (2)	19,539	39,329	(50)%	45,821	83,088	(45)%
Total Established Products	$60,777	$84,920	(28)%	$130,553	$173,479	(25)%
Total Branded Pharmaceuticals (3)	$129,521	$209,013	(38)%	$333,594	$412,538	(19)%
Sterile Injectables:
VASOSTRICT®	$214,214	$116,026	85%	$417,118	$255,163	63%
ADRENALIN®	33,161	45,835	(28)%	89,673	93,157	(4)%
Ertapenem for injection	11,990	25,547	(53)%	29,864	57,766	(48)%
APLISOL®	6,511	15,530	(58)%	16,378	27,911	(41)%
Other Sterile Injectables (4)	53,338	41,342	29%	102,571	80,331	28%
Total Sterile Injectables (3)	$319,214	$244,280	31%	$655,604	$514,328	27%
Total Generic Pharmaceuticals	$215,879	$217,784	(1)%	$467,162	$436,310	7%
Total International Pharmaceuticals	$22,974	$28,650	(20)%	$51,633	$56,962	(9)%
Total revenues, net	$687,588	$699,727	(2)%	$1,507,993	$1,420,138	6%
__________
(1)Products included within Other Specialty are NASCOBAL® Nasal Spray and AVEED®.
(2)Products included within Other Established include, but are not limited to, TESTOPEL®.
(3)Individual products presented above represent the top two performing products in each product category for either the three or six months ended June 30, 2020 and/or any product having revenues in excess of $25 million during any quarterly period in 2020 or 2019.
(4)Products included within Other Sterile Injectables include ephedrine sulfate injection and others.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and six months ended June 30, 2020 and 2019 (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
TOTAL REVENUES, NET	$687,588	$699,727	$1,507,993	$1,420,138
COSTS AND EXPENSES:
Cost of revenues	336,096	388,208	724,895	780,117
Selling, general and administrative	173,258	152,297	340,026	303,420
Research and development	30,495	26,348	62,110	59,834
Litigation-related and other contingencies, net	(8,572)	10,315	(25,748)	10,321
Asset impairment charges	—	88,438	97,785	253,886
Acquisition-related and integration items, net	6,045	(5,507)	18,507	(43,008)
Interest expense, net	129,164	134,809	262,041	267,484
Gain on extinguishment of debt	—	—	—	(119,828)
Other (income) expense, net	(4,150)	(597)	(18,124)	4,205
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$25,252	$(94,584)	$46,501	$(96,293)
INCOME TAX EXPENSE (BENEFIT)	7,642	3,468	(128,690)	14,371
INCOME (LOSS) FROM CONTINUING OPERATIONS	$17,610	$(98,052)	$175,191	$(110,664)
DISCONTINUED OPERATIONS, NET OF TAX	(7,052)	(7,953)	(34,703)	(13,914)
NET INCOME (LOSS)	$10,558	$(106,005)	$140,488	$(124,578)
NET INCOME (LOSS) PER SHARE—BASIC:
Continuing operations	$0.08	$(0.43)	$0.77	$(0.49)
Discontinued operations	(0.03)	(0.04)	(0.16)	(0.06)
Basic	$0.05	$(0.47)	$0.61	$(0.55)
NET INCOME (LOSS) PER SHARE—DILUTED:
Continuing operations	$0.08	$(0.43)	$0.75	$(0.49)
Discontinued operations	(0.03)	(0.04)	(0.15)	(0.06)
Diluted	$0.05	$(0.47)	$0.60	$(0.55)
WEIGHTED AVERAGE SHARES:
Basic	229,716	226,221	228,457	225,408
Diluted	233,681	226,221	233,348	225,408

The following table presents unaudited Condensed Consolidated Balance Sheet data at June 30, 2020 and December 31, 2019 (in thousands):

	June 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,780,087	$1,454,531
Restricted cash and cash equivalents	180,730	247,457
Accounts receivable	271,893	467,953
Inventories, net	330,540	327,865
Other current assets	122,894	88,412
Total current assets	$2,686,144	$2,586,218
TOTAL NON-CURRENT ASSETS	6,478,990	6,803,309
TOTAL ASSETS	$9,165,134	$9,389,527
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,175,241	$1,412,954
Other current liabilities	47,170	47,335
Total current liabilities	$1,222,411	$1,460,289
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,302,595	8,359,899
OTHER LIABILITIES	354,995	435,883
SHAREHOLDERS' DEFICIT	(714,867)	(866,544)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$9,165,134	$9,389,527

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the six months ended June 30, 2020 and 2019 (in thousands):

	Six Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES:
Net income (loss)	$140,488	$(124,578)
Adjustments to reconcile Net income (loss) to Net cash provided by operating activities:
Depreciation and amortization	264,198	320,788
Asset impairment charges	97,785	253,886
Other, including cash payments to claimants from Qualified Settlement Funds	(135,583)	(363,494)
Net cash provided by operating activities	$366,888	$86,602
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding capitalized interest	$(36,305)	$(23,632)
Proceeds from sale of business and other assets, net	6,017	2,594
Other	(1,125)	(1,278)
Net cash used in investing activities	$(31,413)	$(22,316)
FINANCING ACTIVITIES:
(Payments on) proceeds from borrowings, net	$(66,685)	$257,605
Other	(9,046)	(22,676)
Net cash (used in) provided by financing activities	$(75,731)	$234,929
Effect of foreign exchange rate	(915)	841
NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$258,829	$300,056
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,720,388	1,476,837
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,979,217	$1,776,893

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the "Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures" section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Effective January 1, 2020, the Company revised its definition of its adjusted financial metrics to exclude certain legal costs. The Company believes that such costs are not indicative of business performance and that excluding them more accurately reflects the Company’s results and better enables management to compare financial results between periods. As a result of this change, the Company’s adjusted financial metrics now exclude opioid-related legal expenses. Prior period adjusted results throughout this document have also been adjusted to reflect this change. The impact of excluding these costs during the three and six months ended June 30, 2020 and 2019 is reflected in the Certain legal costs lines of each of the following reconciliation tables.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the three and six months ended June 30, 2020 and 2019 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$10,558	$(106,005)	$140,488	$(124,578)
Income tax expense (benefit)	7,642	3,468	(128,690)	14,371
Interest expense, net	129,164	134,809	262,041	267,484
Depreciation and amortization (13)	120,855	158,055	255,813	320,788
EBITDA (non-GAAP)	$268,219	$190,327	$529,652	$478,065

Upfront and milestone-related payments (2)	444	1,444	2,194	2,383
Continuity and separation benefits and other cost reductions (3)	9,444	2,124	32,664	4,149
Certain litigation-related and other contingencies, net (4)	(8,572)	10,315	(25,748)	10,321
Certain legal costs (5)	18,005	18,984	33,541	35,673
Asset impairment charges (6)	—	88,438	97,785	253,886
Fair value of contingent consideration (7)	6,045	(5,507)	18,507	(43,008)
Gain on extinguishment of debt (8)	—	—	—	(119,828)
Share-based compensation (13)	9,222	12,600	21,677	37,333
Other (income) expense, net (14)	(4,150)	(597)	(18,124)	4,205
Other (9)	30,772	3	30,756	87
Discontinued operations, net of tax (11)	7,052	7,953	34,703	13,914
Adjusted EBITDA (non-GAAP)	$336,481	$326,084	$757,607	$677,180

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s Income (loss) from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three and six months ended June 30, 2020 and 2019 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Income (loss) from continuing operations (GAAP)	$17,610	$(98,052)	$175,191	$(110,664)
Non-GAAP adjustments:
Amortization of intangible assets (1)	104,498	140,418	221,735	286,017
Upfront and milestone-related payments (2)	444	1,444	2,194	2,383
Continuity and separation benefits and other cost reductions (3)	9,444	2,124	32,664	4,149
Certain litigation-related and other contingencies, net (4)	(8,572)	10,315	(25,748)	10,321
Certain legal costs (5)	18,005	18,984	33,541	35,673
Asset impairment charges (6)	—	88,438	97,785	253,886
Fair value of contingent consideration (7)	6,045	(5,507)	18,507	(43,008)
Gain on extinguishment of debt (8)	—	—	—	(119,828)
Other (9)	29,755	86	15,335	1,620
Tax adjustments (10)	(25,529)	(18,862)	(199,104)	(42,388)
Adjusted income from continuing operations (non-GAAP)	$151,700	$139,388	$372,100	$278,161

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and six months ended June 30, 2020 and 2019 (in thousands, except per share data):

Three Months Ended June 30, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (12)
Reported (GAAP)	$687,588	$336,096	$351,492	51.1%	$201,226	29.3%	$150,266	21.9%	$125,014	$25,252	$7,642	30.3%	$17,610	$(7,052)	$10,558	$0.08
Items impacting comparability:
Amortization of intangible assets (1)	—	(104,498)	104,498		—		104,498		—	104,498	—		104,498	—	104,498
Upfront and milestone-related payments (2)	—	(125)	125		(319)		444		—	444	—		444	—	444
Continuity and separation benefits and other cost reductions (3)	—	(904)	904		(8,540)		9,444		—	9,444	—		9,444	—	9,444
Certain litigation-related and other contingencies, net (4)	—	—	—		8,572		(8,572)		—	(8,572)	—		(8,572)	—	(8,572)
Certain legal costs (5)	—	—	—		(18,005)		18,005		—	18,005	—		18,005	—	18,005
Fair value of contingent consideration (7)	—	—	—		(6,045)		6,045		—	6,045	—		6,045	—	6,045
Other (9)	—	—	—		(30,749)		30,749		994	29,755	—		29,755	—	29,755
Tax adjustments (10)	—	—	—		—		—		—	—	25,529		(25,529)	—	(25,529)
Exclude discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	7,052	7,052
After considering items (non-GAAP)	$687,588	$230,569	$457,019	66.5%	$146,140	21.3%	$310,879	45.2%	$126,008	$184,871	$33,171	17.9%	$151,700	$—	$151,700	$0.65

Three Months Ended June 30, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (12)
Reported (GAAP)	$699,727	$388,208	$311,519	44.5%	$271,891	38.9%	$39,628	5.7%	$134,212	$(94,584)	$3,468	(3.7)%	$(98,052)	$(7,953)	$(106,005)	$(0.43)
Items impacting comparability:
Amortization of intangible assets (1)	—	(140,418)	140,418		—		140,418		—	140,418	—		140,418	—	140,418
Upfront and milestone-related payments (2)	—	(739)	739		(705)		1,444		—	1,444	—		1,444	—	1,444
Continuity and separation benefits and other cost reductions (3)	—	—	—		(2,124)		2,124		—	2,124	—		2,124	—	2,124
Certain litigation-related and other contingencies, net (4)	—	—	—		(10,315)		10,315		—	10,315	—		10,315	—	10,315
Certain legal costs (5)	—	—	—		(18,984)		18,984		—	18,984	—		18,984	—	18,984
Asset impairment charges (6)	—	—	—		(88,438)		88,438		—	88,438	—		88,438	—	88,438
Fair value of contingent consideration (7)	—	—	—		5,507		(5,507)		—	(5,507)	—		(5,507)	—	(5,507)
Other (9)	—	—	—		175		(175)		(261)	86	—		86	—	86
Tax adjustments (10)	—	—	—		—		—		—	—	18,862		(18,862)	—	(18,862)
Exclude discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	7,953	7,953
After considering items (non-GAAP)	$699,727	$247,051	$452,676	64.7%	$157,007	22.4%	$295,669	42.3%	$133,951	$161,718	$22,330	13.8%	$139,388	$—	$139,388	$0.60

Six Months Ended June 30, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (12)
Reported (GAAP)	$1,507,993	$724,895	$783,098	51.9%	$492,680	32.7%	$290,418	19.3%	$243,917	$46,501	$(128,690)	(276.7)%	$175,191	$(34,703)	$140,488	$0.75
Items impacting comparability:
Amortization of intangible assets (1)	—	(221,735)	221,735		—		221,735		—	221,735	—		221,735	—	221,735
Upfront and milestone-related payments (2)	—	(667)	667		(1,527)		2,194		—	2,194	—		2,194	—	2,194
Continuity and separation benefits and other cost reductions (3)	—	(7,142)	7,142		(25,522)		32,664		—	32,664	—		32,664	—	32,664
Certain litigation-related and other contingencies, net (4)	—	—	—		25,748		(25,748)		—	(25,748)	—		(25,748)	—	(25,748)
Certain legal costs (5)	—	—	—		(33,541)		33,541		—	33,541	—		33,541	—	33,541
Asset impairment charges (6)	—	—	—		(97,785)		97,785		—	97,785	—		97,785	—	97,785
Fair value of contingent consideration (7)	—	—	—		(18,507)		18,507		—	18,507	—		18,507	—	18,507
Other (9)	—	—	—		(30,749)		30,749		15,414	15,335	—		15,335	—	15,335
Tax adjustments (10)	—	—	—		—		—		—	—	199,104		(199,104)	—	(199,104)
Exclude discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	34,703	34,703
After considering items (non-GAAP)	$1,507,993	$495,351	$1,012,642	67.2%	$310,797	20.6%	$701,845	46.5%	$259,331	$442,514	$70,414	15.9%	$372,100	$—	$372,100	$1.59

Six Months Ended June 30, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (12)
Reported (GAAP)	$1,420,138	$780,117	$640,021	45.1%	$584,453	41.2%	$55,568	3.9%	$151,861	$(96,293)	$14,371	(14.9)%	$(110,664)	$(13,914)	$(124,578)	$(0.49)
Items impacting comparability:
Amortization of intangible assets (1)	—	(286,017)	286,017		—		286,017		—	286,017	—		286,017	—	286,017
Upfront and milestone-related payments (2)	—	(1,400)	1,400		(983)		2,383		—	2,383	—		2,383	—	2,383
Continuity and separation benefits and other cost reductions (3)	—	—	—		(4,149)		4,149		—	4,149	—		4,149	—	4,149
Certain litigation-related and other contingencies, net (4)	—	—	—		(10,321)		10,321		—	10,321	—		10,321	—	10,321
Certain legal costs (5)	—	—	—		(35,673)		35,673		—	35,673	—		35,673	—	35,673
Asset impairment charges (6)	—	—	—		(253,886)		253,886		—	253,886	—		253,886	—	253,886
Fair value of contingent consideration (7)	—	—	—		43,008		(43,008)		—	(43,008)	—		(43,008)	—	(43,008)
Gain on extinguishment of debt (8)	—	—	—		—		—		119,828	(119,828)	—		(119,828)	—	(119,828)
Other (9)	—	—	—		175		(175)		(1,795)	1,620	—		1,620	—	1,620
Tax adjustments (10)	—	—	—		—		—		—	—	42,388		(42,388)	—	(42,388)
Exclude discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	13,914	13,914
After considering items (non-GAAP)	$1,420,138	$492,700	$927,438	65.3%	$322,624	22.7%	$604,814	42.6%	$269,894	$334,920	$56,759	16.9%	$278,161	$—	$278,161	$1.20

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three and six months ended June 30, 2020 and 2019 are as follows:
(1)Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Amortization of intangible assets excluding fair value step-up from contingent consideration	$103,681	$134,473	$220,101	$271,338
Amortization of intangible assets related to fair value step-up from contingent consideration	817	5,945	1,634	14,679
Total	$104,498	$140,418	$221,735	$286,017
(2)Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended June 30,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$125	$—	$739	$—
Development-based	—	319	—	705
Total	$125	$319	$739	$705

	Six Months Ended June 30,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$667	$—	$1,400	$—
Development-based	—	1,527	—	983
Total	$667	$1,527	$1,400	$983
(3)Adjustments for continuity and separation benefits and other cost reductions included the following (in thousands):

	Three Months Ended June 30,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$515	$3,606	$—	$410
Accelerated depreciation charges	1,347	408	—	—
Other	(958)	4,526	—	1,714
Total	$904	$8,540	$—	$2,124

	Six Months Ended June 30,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$1,142	$16,775	$—	$2,212
Accelerated depreciation charges	6,026	2,359	—	—
Other	(26)	6,388	—	1,937
Total	$7,142	$25,522	$—	$4,149
Included within the Continuity and separation benefits line are costs associated with certain continuity and transitional compensation arrangements for certain senior management of the Company.
(4)To exclude adjustments to accruals for litigation-related settlement charges and certain settlement proceeds related to suits filed by subsidiaries.
(5)To exclude opioid-related legal expenses.

(6)Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Goodwill impairment charges	$—	$65,108	$32,786	$151,108
Other intangible asset impairment charges	—	21,699	63,751	100,399
Property, plant and equipment impairment charges	—	1,631	1,248	2,379
Total asset impairment charges	$—	$88,438	$97,785	$253,886
(7)To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to our estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(8)To exclude the gain on the extinguishment of debt associated with the Company’s March 2019 refinancing.
(9)The Other row included in each of the above reconciliations of GAAP financial measures to Non-GAAP financial measures (except for the reconciliations of Net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP)) includes the following (in thousands):

	Three Months Ended June 30,
	2020		2019
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$3,005	$—	$2,262
(Gain) loss on sale of business and other assets	—	(3,999)	—	(2,001)
Debt modification costs	30,749	—	—	—
Other miscellaneous	—	—	(175)	—
Total	$30,749	$(994)	$(175)	$261

	Six Months Ended June 30,
	2020		2019
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(4,089)	$—	$3,796
(Gain) loss on sale of business and other assets	—	(11,325)	—	(2,001)
Debt modification costs	30,749	—	—	—
Other miscellaneous	—	—	(175)	—
Total	$30,749	$(15,414)	$(175)	$1,795
The Other row included in the reconciliations of Net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing "Operating expenses" columns.
(10)Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(11)To exclude the results of the businesses reported as discontinued operations, net of tax.
(12)Calculated as Net (loss) income from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP	233,681	226,221	233,348	225,408
Non-GAAP Adjusted	233,681	232,713	233,348	232,174
(13)Depreciation and amortization and Share-based compensation per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Continuity and separation benefits and other cost reductions.
(14)To exclude Other (income) expense, net per the Condensed Consolidated Statements of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of the Company’s Net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the twelve months ended June 30, 2020 (in thousands) and the calculation of the Company’s Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended June 30, 2020
Net loss (GAAP)	$(157,570)
Income tax benefit	(127,381)
Interest expense, net	533,291
Depreciation and amortization (13)	547,887
EBITDA (non-GAAP)	$796,227

Upfront and milestone-related payments	$6,434
Continuity and separation benefits and other cost reductions	63,113
Certain litigation-related and other contingencies, net	(24,858)
Certain legal costs	63,150
Asset impairment charges	369,981
Fair value of contingent consideration	15,417
Share-based compensation (13)	43,486
Other income, net	(5,652)
Other	44,460
Discontinued operations, net of tax	82,841
Adjusted EBITDA (non-GAAP)	$1,454,599

Calculation of Net Debt:
Debt	$8,336,745
Cash (excluding Restricted Cash)	1,780,087
Net Debt (non-GAAP)	$6,556,658

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	4.5

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Endo has global headquarters in Dublin, Ireland and U.S. headquarters in Malvern, Pennsylvania.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Coleman, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts, expected growth and regulatory approvals, together with Endo’s net income per share from continuing operations amounts, product net sales, revenue forecasts, the impact of and response to the COVID-19 pandemic and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.

All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; changes in legislation; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings; unfavorable publicity regarding the misuse of opioids; timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, the impact of and response to the COVID-19 pandemic and the impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845)-364-4833
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